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                                                                      Exhibit 16

                         COMPUTATION OF PERFORMANCE DATA
                      SET FORTH UNDER "YIELD INFORMATION"
                          IN THE PROSPECTUS (Unaudited)

Annualized Yield Computation

December 31, 1996 Unit Value                                (A)  22.86614003
less December 24, 1996 Unit Value                           (B)  22.85086412
                                                                   .01527591

Base Period Return = (A minus B)                                   .01527591
Divided by December 24, 1996 Unit Value         DIVIDED BY       22.85086412
                                                                =  .00066850
Annualized Yield = (Base Period Return)
                     x 365/7                             (.00066850) x 365/7
                                                                     =  3.49%

Effective Yield Computation

December 31, 1996 Unit Value                                (A)  22.86614003
less December 24, 1996 Unit Value                           (B)  22.85086412
                                                                   .01527591

Base Period Return = (A minus B)                                   .01527591
Divided by December 24, 1996 Unit Value
                                                DIVIDED BY       22.85086412
                                                                 = .00066850

Effective Yield =
  (1 + Base Period Return)(365/7) - 1            (1 + .00066850) (365/7) - 1
                                                                       3.55%